Exhibit 99.1

        Powerwave Technologies Reports Second Quarter Results


    SANTA ANA, Calif.--(BUSINESS WIRE)--July 30, 2007--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $185.6 million for its second quarter ended July 1, 2007, compared to second quarter fiscal 2006 revenues of $219.6 million. Powerwave also reported a second quarter net loss of $44.5 million, which includes a pre-tax total of $11.2 million of restructuring and impairment charges and $7.7 million of intangible asset amortization. For the second quarter, the net loss equates to a basic loss per share of 34 cents. This compares to net income from continuing operations of $12.1 million, or diluted earnings per share of 9 cents for the prior year period. For the second quarter of fiscal 2007, excluding restructuring and impairment charges, acquisition related charges and intangible asset amortization, on a pro forma basis, Powerwave would have reported a net loss of $21.2 million, or a basic loss per share of 16 cents.

    For the first six months of fiscal 2007, Powerwave reported total sales of $349.3 million compared with $401.4 million for the first six months of fiscal 2006. Powerwave reported a total net loss for the first six months of 2007 of $91.7 million, or a basic net loss per share of 70 cents, compared to net income from continuing operations of $9.0 million or diluted earnings per share of 8 cents for the first six months of fiscal 2006. The results for the first six months of 2007 include a total of $37.7 million of restructuring and impairment and acquisition related charges and intangible asset amortization, and the results for the first six months of 2006 include $10.6 million of such expenses.

    "While we experienced an increase in demand from our OEM customers during the second quarter, we continued to see softness in the direct network operator markets during the same period," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "The market information available indicates that there continued to be slowness within the direct wireless network operator markets throughout the second quarter, which was consistent with our expectations going into the quarter. We continue to believe that the second half of this year should show signs of increased demand from this important segment of our industry. During the second quarter, we remained focused on reducing our overall cost structure and restructuring parts of our manufacturing operations. We made significant progress in taking the initial steps to further reduce our overall cost structure and we will continue to focus on driving cost reductions throughout our business for the remainder of the year. We continue to believe that Powerwave is in an excellent position to build upon and capture the long-term growth opportunities in our markets throughout the world."

    For the second quarter of 2007, total Americas revenues were $54.3 million or approximately 29% of revenues, as compared to $70.2 million or approximately 32% of revenues for the second quarter of 2006. Total sales to customers based in Asia accounted for approximately 27% of revenues or $50.3 million for the second quarter of 2007, compared to 11% of revenues or $24.4 million for the second quarter of 2006. Total Europe, Africa and Middle East revenues for the second quarter of 2007 were $81.0 million or approximately 44% of revenues, as compared to $125.0 million or approximately 57% of revenues for the second quarter of 2006.

    For the second quarter of 2007, sales of products within our antenna systems group totaled $38.8 million or 21% of total revenues, sales of products in our base station systems group totaled $134.1 million or 72% of revenues and our coverage systems group totaled $12.7 million or 7% of revenues for the second quarter.

    For the second quarter of 2007, Powerwave's largest customers included Nokia Siemens Networks, which accounted for approximately 38% of revenues, and Alcatel-Lucent, which accounted for approximately 17% of revenues for the quarter. In terms of customer profile for the second quarter of 2007, our total OEM sales accounted for approximately 78% of total revenues and total direct and operator sales accounted for approximately 22% of revenues for the quarter.

    In terms of transmission standards, for the second quarter of 2007, 2 and 2.5G standards accounted for approximately 81% of our total revenue and 3G standards accounted for approximately 19% of our total revenue.

    Equity Compensation Expense

    Powerwave implemented SFAS 123R, share-based payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $1.1 million of pre-tax compensation expense for the second quarter of 2007, and $2.2 million for the first six months of fiscal 2007, almost all of which is included in operating expenses. This had the effect of increasing the loss per share for the second quarter of 2007 by 1 cent and increasing the loss per share for the first six months of 2007 by 2 cents. The impact on the second quarter of 2006 decreased the earnings per share by 1 cent and decreased the first six months of 2006 by 2 cents.

    Balance Sheet

    At July 1, 2007, Powerwave had total cash and cash equivalents of $59.4 million, which includes restricted cash of $7.5 million. Total net inventories were $146.4 million and net accounts receivable were $205.7 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of the Company's manufacturing and engineering facilities as well as the severance costs related to facility closures. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Company Background

    Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS, 3G and WiMAX networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our Web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

    Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended July 1, 2007.

    Conference Call

    Powerwave is providing a simultaneous webcast and live dial-in number of its second quarter fiscal 2007 financial results conference call on Monday, July 30, 2007 at 2:00 p.m. Pacific time. To access this audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q2 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 597-5311 and enter reservation number 52561043. A replay of the webcast will be available beginning approximately 2 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 4:00 p.m. Pacific time on July 30, 2007 through August 13, 2007 by calling (617) 801-6888 and entering reservation number 12812407.

    Forward-Looking Statements

    The foregoing statements regarding growth opportunities within the wireless communications infrastructure industry and Powerwave's ability to capitalize on such opportunities as well as statements regarding increases in demand from wireless network operators are "forward looking statements." These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to successfully integrate recent acquisitions; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; consolidation of our customers has reduced demand for our products; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of the Wireless Infrastructure Division of Filtronic plc; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended December 31, 2006, Form 10-Q for the quarterly period ended April 1, 2007, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                                 Three Months Ended  Six Months Ended
                                 -------------------------------------
                                  July 1,  July 2,   July 1,  July 2,
                                   2007      2006     2007      2006
                                 --------- -------- ------------------
Net sales                        $185,633  $219,555 $349,273  $401,366
Cost of sales:
  Cost of goods                   152,201   164,999  286,806   307,604
  Intangible asset amortization 4,921 3,057 9,807 5,979 Acquired inventory incremental
   costs(1)                             -       235        -       235
  Restructuring and impairment
   charges                          6,138         -   16,659         -
                                 --------- -------- ------------------
Total cost of sales               163,260   168,291  313,272   313,818
                                 --------- -------- ------------------

Gross profit                       22,373    51,264   36,001    87,548

Operating expenses:
  Sales and marketing              13,665     8,616   27,262    17,209
  Research and development         22,440    15,106   48,068    30,431
  General and administrative       18,707    12,453   38,016    26,354
  Intangible asset amortization 2,737 2,175 5,657 4,252 Restructuring and impairment
   charges                          5,068         -    5,559       171
                                 --------- -------- --------- --------
Total operating expenses           62,617    38,350  124,562    78,417
                                 --------- -------- ------------------

Operating income (loss)           (40,244)   12,914  (88,561)    9,131

Other income (expense), net        (2,157)      835   (1,205)    1,463
                                 --------- -------- --------- --------

Income (loss) from continuing
 operations before income Taxes   (42,401)   13,749  (89,766)   10,594
Provision for income taxes          2,121     1,683    1,886     1,636
                                 --------- -------- --------- --------
Income (loss) from continuing
 operations                       (44,522)   12,066  (91,652)    8,958
                                 --------- -------- --------- --------
Income from discontinued
 operations, net of income taxes        -       556        -     1,384
                                 --------- -------- --------- --------
Net income (loss)                $(44,522) $ 12,622 $(91,652) $ 10,342
                                 ========= ======== ========= ========
Earnings (loss) per share from
 continuing operations:
       - basic:                  $  (0.34) $   0.10 $  (0.70) $   0.08
       - diluted:(2)             $  (0.34) $   0.09 $  (0.70) $   0.08
Income per share from
 discontinued operations:
       - basic:                  $      -  $   0.01 $      -  $   0.01
       - diluted:(2)             $      -  $   0.01 $      -  $   0.01
Net earnings (loss) per share:
       - basic:                  $  (0.34) $   0.11 $  (0.70) $   0.09
       - diluted:(2)             $  (0.34) $   0.10 $  (0.70) $   0.09
Weighted average common shares
 used in computing per share
 amounts:
       - basic:
                                  130,332   112,166  130,247   111,913
       - diluted:                 130,332   144,007  130,247   144,212

(1) This represents costs related to the write-up of acquired VersaFlex finished goods inventory to fair value in the second quarter of 2006.
(2) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.7 million for the second quarter of 2006 and approximately $3.4 million for the first six months of 2006. The 2007 loss per share do not include an add back as the effect would be anti-dilutive.


                     POWERWAVE TECHNOLOGIES, INC.
                       PERCENTAGE OF NET SALES

                                   Three Months Ended Six Months Ended
                                      (unaudited)       (unaudited)
                                   -----------------------------------
                                    July 1,   July 2, July 1,  July 2,
                                      2007     2006     2007    2006
                                   ---------- ------- ----------------
Net sales                             100.0%   100.0%  100.0%   100.0%
Cost of sales:
  Cost of goods                        82.0     75.2    82.1     76.6
  Intangible asset amortization         2.6      1.4     2.8      1.5
  Acquired inventory incremental
   costs                                -        0.1     -        0.1
  Restructuring and impairment
   charges                              3.3      -       4.8      -
                                   ---------- ------- -------- -------
Total cost of sales                    87.9     76.7    89.7     78.2
                                   ---------- ------- -------- -------

Gross profit                           12.1     23.3    10.3     21.8

Operating expenses:
  Sales and marketing                   7.4      3.9     7.8      4.3
  Research and development             12.1      6.9    13.8      7.6
  General and administrative           10.1      5.6    10.9      6.6
  Intangible asset amortization         1.5      1.0     1.6      1.0
  Restructuring and impairment
   charges                              2.7      -       1.6      -
                                   ---------- ------- -------- -------
Total operating expenses               33.8     17.4    35.7     19.5
                                   ---------- ------- -------- -------

Operating income (loss)               (21.7)     5.9   (25.4)     2.3

Other income (expense), net            (1.1)     0.4    (0.3)     0.3
                                   ---------- ------- -------- -------

Income (loss) from continuing
 operations before income taxes       (22.8)     6.3   (25.7)     2.6
Provision for income taxes              1.2      0.8     0.5      0.4
                                   ---------- ------- -------- -------
Income (loss) from continuing
 operations                           (24.0)     5.5   (26.2)     2.2
                                   ---------- ------- -------- -------
Income from discontinued
 operations, net of income taxes        -        0.2     -        0.4
                                   ---------- ------- -------- -------
Net income (loss)                     (24.0)%    5.7%  (26.2)%    2.6%
                                   ========== ======= ======== =======


                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                 RECONCILIATION OF PRO FORMA RESULTS
               (In thousands, except per share amounts)


                                           Three Months Ended
                                               (Unaudited)
                                   -----------------------------------
                                                             Pro Forma
                                    July 1,                   July 1,
                                     2007      Adjustments     2007
                                   --------- --------------- ---------
Net sales                          $ 185,633               - $ 185,633
Cost of sales:
  Cost of goods                      152,201               -   152,201
  Intangible asset amortization        4,921      (4,921)(1)         -
  Restructuring and impairment
   charges                             6,138      (6,138)(2)         -
                                   --------- --------------- ---------
Total cost of sales                  163,260        (11,059)   152,201
                                   --------- --------------- ---------
Gross profit                          22,373          11,059    33,432
Operating expenses:
  Sales and marketing                 13,665               -    13,665
  Research and development            22,440               -    22,440
  General and administrative          18,707               -    18,707
  Intangible asset amortization        2,737      (2,737)(1)         -
  Restructuring and impairment
   charges                             5,068      (5,068)(2)         -
                                   --------- --------------- ---------
Total operating expenses              62,617         (7,805)    54,812
                                   --------- --------------- ---------
Operating income (loss)             (40,244)          18,864  (21,380)
Other expense, net                   (2,157)               -   (2,157)
                                   --------- --------------- ---------
Loss from continuing operations
 before income taxes                (42,401)          18,864  (23,537)
Provision (benefit) for income
 taxes                                 2,121      (4,474)(3)   (2,353)
                                   --------- --------------- ---------
Loss from continuing operations    $(44,522) $        23,338 $(21,184)
                                   --------- --------------- ---------
Discontinued operations, net of
 taxes Income from discontinued
 operations:                       $       -                 $       -
                                   --------- --------------- ---------
Net Loss                           $(44,522)         $23,338 $(21,184)
                                   --------- --------------- ---------
Loss per share from continuing
 operations:
   - basic:                        $  (0.34)                 $  (0.16)
   - diluted:(4)                   $  (0.34)                 $  (0.16)
Income per share from discontinued
 operations:
   - basic & diluted(4):           $       -                 $       -
Net loss per share:
   - basic                         $  (0.34)                 $  (0.16)
   - diluted(4):                   $  (0.34)                 $  (0.16)
Weighted average common shares
 used in computing per share
 amounts:
   - basic:                          130,332                   130,332
   - diluted:                        130,332                   130,332



                                              Six Months Ended
                                                (Unaudited)
                                      --------------------------------
                                                             Pro Forma
                                       July 1,                July 1,
                                        2007    Adjustments    2007
                                      --------- ------------ ---------
Net sales                             $ 349,273            - $ 349,273
Cost of sales:
  Cost of goods                         286,806            -   286,806
  Intangible asset amortization           9,807   (9,807)(1)         -
  Restructuring and impairment
   charges                               16,659  (16,659)(2)         -
                                      --------- ------------ ---------
Total cost of sales                     313,272     (26,466)   286,806
                                      --------- ------------ ---------
Gross profit                             36,001       26,466    62,467
Operating expenses:
  Sales and marketing                    27,262            -    27,262
  Research and development               48,068            -    48,068
  General and administrative             38,016            -    38,016
  Intangible asset amortization           5,657   (5,657)(1)         -
  Restructuring and impairment
   charges                                5,559   (5,559)(2)         -
                                      --------- ------------ ---------
Total operating expenses                124,562     (11,216)   113,346
                                      --------- ------------ ---------
Operating income (loss)                (88,561)       37,682  (50,879)
Other expense, net                      (1,205)            -   (1,205)
                                      --------- ------------ ---------
Loss from continuing operations
 before income taxes                   (89,766)       37,682  (52,084)
Provision (benefit) for income taxes      1,886   (7,094)(3)   (5,208)
                                      --------- ------------ ---------
Loss from continuing operations       $(91,652) $     44,776 $(46,876)
                                      --------- ------------ ---------
Discontinued operations, net of taxes
 Income from discontinued operations: $       -              $       -
                                      --------- ------------ ---------
Net Loss                              $(91,652)      $44,776 $(46,876)
                                      --------- ------------ ---------
Loss per share from continuing
 operations:
   - basic:                           $  (0.70)              $  (0.36)
   - diluted:(4)                      $  (0.70)              $  (0.36)
Income per share from discontinued
 operations:
   - basic & diluted(4):              $       -              $       -
Net loss per share:
   - basic                            $  (0.70)              $  (0.36)
   - diluted(4):                      $  (0.70)              $  (0.36)
Weighted average common shares used
 in computing per share amounts:
   - basic:                             130,247                130,247
   - diluted:                           130,247                130,247


(1) These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.
(2) These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.
(3) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax benefit rate of 10% for the 2007 periods.
(4) Diluted loss per share do not include the add-back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes as the effect would be anti-dilutive.


                     POWERWAVE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                             July 1,     December 31,
                                               2007          2006
                                          -------------- -------------
                                          (unaudited)(1) (see note)(2)
ASSETS:
-----------------------------------------

Cash and cash equivalents                        $51,912       $41,544
Restricted cash                                    7,497         6,292
Accounts receivable, net                         205,664       211,421
Inventories, net                                 146,408       163,752
Property, plant and equipment, net               116,459       138,672
Other assets                                     628,038       654,051
                                          -------------- -------------
Total assets                                  $1,155,978    $1,215,732
                                          -------------- -------------


LIABILITIES AND SHAREHOLDERS' EQUITY:
-----------------------------------------

Accounts payable                                $119,262      $115,966
Short-term debt                                   12,781             -
Long-term debt                                   330,000       330,000
Accrued expenses and other liabilities           127,122       118,168
Total shareholders' equity                       566,813       651,598
                                          -------------- -------------
Total liabilities and shareholders'
 equity                                       $1,155,978    $1,215,732
                                          -------------- -------------

(1) July 1, 2007 balances are preliminary and subject to reclassification adjustments.
(2) December 31, 2006 balances were derived from the audited consolidated financial statements.

    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608